Exhibit 99.1

News Release

Contact:	David Amy, EVP & Chief Financial Officer
Lucy Rutishauser, VP-Corporate Finance & Treasurer
(410) 568-1500

SINCLAIR REPORTS FIRST QUARTER 2008 RESULTS

Operating Income Up 23%

    BALTIMORE (May 7, 2008) — Sinclair Broadcast Group, Inc. (Nasdaq: SBGI), the “Company” or “Sinclair,” today reported financial results for the three months ended March 31, 2008.

    Commenting on the quarter, David Smith, President and CEO of Sinclair, stated, “Despite the economic challenges facing many commercial and consumer sectors, we were successful in growing our net broadcast revenues by $12.6 million or 8.5% in the first quarter due to increased spending by the automotive, services and media sectors, having the Super Bowl on our 20 FOX stations which brought in an additional $4.9 million in revenues, and cash payments from multi-channel video program distributors.”

Financial Results:

    Net broadcast revenues from continuing operations were $160.9 million for the three months ended March 31, 2008, an increase of 8.5% versus the prior year period result of $148.3 million.  Operating income was $46.2 million in the three-month period as compared to $37.6 million in the prior year period, an increase of 23.0%.  The Company had net income available to common shareholders of $16.4 million in the three-month period versus a net loss to common shareholders of $2.4 million in the prior year period.  The Company reported diluted earnings per common share of $0.19 for the three-month period versus a diluted loss per common share of $0.03 in the prior year period.

Operating Statistics and Income Statement Highlights:

•                  Political revenues were $3.2 million in the first quarter 2008 versus $0.6 million in the first quarter 2007.  Revenues associated with the Super Bowl, which aired on the Company’s 20 FOX stations, were $5.0 million, as compared to $0.1 million in the first quarter 2007 when the Super Bowl aired on the Company’s two CBS stations.

•                  Local advertising revenues were up 6.1% in the quarter and national advertising revenues increased 6.4% versus the first quarter 2007.  Excluding political revenues, local advertising revenues were up 4.9% and national advertising revenues were up 3.0%.  Advertising spending by the automotive, media and services categories were up while retail and paid programming were down.  Automotive, which represented approximately 20% of time sales was up 2.6% in the quarter.  Local revenues represented 66.7% of advertising revenues.

•                  Time sales on our FOX, CBS and NBC stations were up 15.4%, 24.6% and 8.3% in the quarter, respectively.  Stations affiliated with ABC, MyNetworkTV and CW were down 3.3%, 0.7% and 1.6%, respectively.  Excluding political revenues, our ABC, MyNetworkTV and CW stations were down 7.0%, 1.4%, and 2.0%, respectively.  Our FOX, CBS and NBC stations were up 13.1%, 23.5%, and 8.6%, respectively.

•                  On February 1, 2008, the Company purchased the non-licensed assets of KFXA-TV (FOX 28) in Cedar Rapids, Iowa for $17.1 million and obtained the right to purchase the licensed assets, pending FCC approval, for $1.9 million.  The Company’s CBS affiliate in Cedar Rapids, KGAN-TV (CBS 2) provides sales and other non-programming related services to KFXA-TV pursuant to a joint sales agreement.

•                  During the first quarter 2008, the Company made $44.4 million of investments and loans in various ventures, of which $6.0 million related to Patriot Capital II, $38.1 million related to various real estate investments and $0.3 million related to various other transactions.

Balance Sheet and Cash Flow Highlights:

•                  Debt on the balance sheet, net of $12.6 million in cash, was $1,357.5 million at March 31, 2008 versus net debt of $1,323.4 million at December 31, 2007.

•                  During the first quarter 2008, the Company repurchased in the open market $15.4 million face value of its 8% senior subordinated notes due 2012, bringing the par amount outstanding to $248.0 million.

•                  In March 2008, the Counterparty to $300 million notional amount of interest rate swaps exercised its option to terminate the swaps. As a result, the Company was paid $8.0 million in cash at termination.

•                  As of March 31, 2008, 53.0 million Class A common shares and 34.5 million Class B common shares were outstanding, for a total of 87.5 million common shares outstanding.

•                  Capital expenditures in the first quarter were $5.9 million.

•                  Common stock dividends paid in cash in the first quarter were $15.1 million.

•                  Program contract payments for continuing operations were $20.9 million in the first quarter.

Forward-Looking Statements:

    The matters discussed in this press release, particularly those in the section labeled “Outlook,” include forward-looking statements regarding, among other things, future operating results.  When used in this press release, the words “outlook,” “intends to,” “believes,” “anticipates,” “expects,” “achieves,” and similar expressions are intended to identify forward-looking statements.  Such statements are subject to a number of risks and uncertainties.  Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including and in addition to the assumptions identified in this release, the impact of changes in national and regional economies, successful execution of outsourcing agreements, pricing and demand fluctuations in local and national advertising, volatility in programming costs, the market acceptance of new programming, the CW Television Network and MyNetworkTV programming, our news share strategy, our local sales initiatives, the execution of retransmission consent agreements and the other risk factors set forth in the Company’s most recent reports on Form 10-Q and Form 10-K, as filed with the Securities and Exchange Commission.  There can be no assurances that the assumptions and other factors referred to in this release will occur.  The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements except as required by law.

Outlook:

    In accordance with Regulation FD, Sinclair is providing public dissemination through this press release of its expectations for certain of its second quarter 2008 and full year 2008 financial performance.  The Company assumes no obligation to update its expectations, except as required by law.  All matters discussed in the “Outlook” section are forward-looking and, as such, persons relying on this information should refer to the “Forward-Looking Statements” section above.

    All assumptions and historical periods have been adjusted to exclude WGGB-TV, which was sold November 1, 2007, and which was accounted for under discontinued operations accounting.  KGAN-TV and KFXA-TV are consolidated in February and March 2008 and in the forward-looking assumptions.  Previously, KGAN-TV had been accounted for under a Joint Sales Agreement.

     “All of our affiliate groups are currently pacing higher as compared to this time last year, with the exception of our ABC stations which lost momentum as a result of the writers strike that ended in February,” commented David Amy, EVP and CFO.  “However, we are confident that the stations’ performance will improve as ABC adds the network programs back to the line-up.  Meanwhile, our FOX stations continue to over-perform on the strength of our local news and network prime-time.  With our expectation of core revenue growth in the second quarter, we remain cautiously optimistic for the remainder of the year but have some concern given the market’s recessionary fears and the impact of potential higher inflation on consumer spending.  We continue to be upbeat, however, about full year political advertising of which we expect record levels of spending.”

•                  The Company expects second quarter 2008 station net broadcast revenues from continuing operations, before barter, to be approximately $165.0 to $167.0 million as compared to second quarter 2007 station net broadcast revenues, before barter, of $159.2 million, a 3.6% to 4.9% increase.  This assumes $3.7 million in political revenues versus $1.1 million received in the second quarter last year.

•                  The Company expects barter revenue and barter expense each to be approximately $15.7 million in the second quarter.

•                  The Company expects continuing operations station production expenses and station selling, general and administrative expenses (together, “television expenses”), before barter expense, in the quarter to be approximately $74.9 million, a 3.6% increase from second quarter 2007 television expenses of $72.3 million.  On a full year basis, television expenses are expected to be approximately $302.5 million, or up 4.8%, as compared to 2007 television expenses of $288.7 million.  The 2008 television expense forecast includes $0.4 million of stock-based compensation expense for the quarter and $1.6 million for the year, as compared to the 2007 actuals of $0.4 and $1.5 million for the quarter and year, respectively.

•                  The Company expects program contract amortization expense to be approximately $21.2 million in the quarter and $84.8 million for the year, as compared to the 2007 actuals of $23.0 million and $96.4 million for the quarter and year, respectively.

•                  The Company expects program contract payments to be approximately $20.7 million in the quarter and $81.2 million for the year, as compared to the 2007 actuals of $20.2 million and $77.7 million for the quarter and year, respectively.

•                  The Company expects corporate overhead, including stock-based compensation expense, to be approximately $7.8 million in the quarter and $27.5 million for the year, as compared to the 2007 actuals of $7.4 million and $24.3 million for the quarter and year, respectively.  The 2008 corporate overhead forecast includes $1.0 million of stock-based compensation expense for the quarter and $1.8 million for the year, as compared to the 2007 actuals of $1.5 million and $2.2 million for the quarter and year, respectively.

•                  The Company expects other operating division revenues less other operating division expenses to be approximately $1.9 million in the second quarter, assuming current equity interests.

•                  The Company expects depreciation on property and equipment to be approximately $11.5 million in the quarter and $45.1 million for the year, assuming the capital expenditure assumptions below, and as compared to the 2007 actuals of $11.5 million and $43.1 million for the quarter and year, respectively.

•                  The Company expects amortization of acquired intangibles to be approximately $4.6 million in the quarter and $19.2 million for the year, as compared to the 2007 actuals of $4.2 million and $17.6 million for the quarter and year, respectively.

•                  The Company expects net interest expense to be approximately $19.6 million in the quarter and $78.8 million for the year, assuming no changes in the current interest rate yield curve, changes in debt levels based on the assumptions discussed in this “Outlook” section, and the termination of the $300.0 million of interest rate derivatives.  This is compared to the 2007 actuals of $24.2 million and $93.6 million for the quarter and year, respectively.

•                  The Company expects the second quarter effective tax rate for continuing operations to be approximately 40.7%, including a current tax provision from continuing operations of approximately $3.3 million in the quarter based on the assumptions discussed in this “Outlook” section.  For the year, the effective tax rate on continuing operations is expected to be approximately 40.5%, including a current tax provision of $14.6 million.

•                  The Company expects dividends paid on the Class A and Class B common shares to be approximately $17.5 million in the second quarter and $67.6 million for the year, assuming current shares outstanding and an $0.80 per share annual dividend rate.  This is compared to total dividends paid in 2007 of $49.5 million.

•                  The Company expects to spend approximately $13.5 million in capital expenditures in the quarter and approximately $33.0 million for the year.  Of the full year amount, approximately $6.8 million represents 2007 budgeted projects rolling into 2008.

Sinclair Conference Call:

    The senior management of Sinclair will hold a conference call to discuss its first quarter 2008 results on Wednesday, May 7, 2008, at 8:30 a.m. ET.  After the call, an audio replay will be available at www.sbgi.net under “Investor Information/Earnings Webcast.”  The press and the public will be welcome on the call in a listen-only mode.  The dial-in number is (877) 407-9205.

About Sinclair:

    Sinclair Broadcast Group, Inc., one of the largest and most diversified television broadcasting companies, owns and operates, programs or provides sales services to 58 television stations in 35 markets.  Sinclair’s television group reaches approximately 22% of U.S. television households and is affiliated with all major networks.  Sinclair owns equity interests in various non-broadcast related companies.

Notes:

    “Discontinued Operations” accounting has been adopted in the financial statements for all periods presented in this press release.  As such, the results from operations, net of related income taxes, have been reclassified from income from continuing operations and reflected as net income from discontinued operations.

    Prior year amounts have been reclassified to conform to current year GAAP presentation.

Sinclair Broadcast Group, Inc. and Subsidiaries

Unaudited Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended March 31,
	2008	2007
REVENUES:
Station broadcast revenues, net of agency commissions	$160,892	$148,334
Revenues realized from station barter arrangements	14,638	13,715
Other operating divisions’ revenues	11,127	2,887
Total revenues	186,657	164,936

OPERATING EXPENSES:
Station production expenses	38,855	35,547
Station selling, general and administrative expenses	34,611	33,653
Expenses recognized from station barter arrangements	13,517	12,430
Amortization of program contract costs and net realizable value adjustments	19,709	21,316
Other operating divisions’ expenses	11,934	3,546
Depreciation of property and equipment	10,553	10,650
Corporate general and administrative expenses	6,721	5,964
Amortization of definite-lived intangible assets and other assets	4,539	4,244
Total operating expenses	140,439	127,350
Operating income	46,218	37,586

OTHER INCOME (EXPENSE):
Interest expense and amortization of debt discount and deferred financing costs	(20,202)	(26,382)
Interest income	181	388
Gain (loss) from sale of assets	38	(12)
Loss from extinguishment of debt	(286)	(15,681)
Gain from derivative instruments	999	1,057
Income (loss) from equity and cost method investments	695	(12)
Other income, net	367	222
Total other expense	(18,208)	(40,420)
Income (loss) from continuing operations before income taxes	28,010	(2,834)

INCOME TAX (PROVISION)BENEFIT	(11,466)	721
Income (loss) from continuing operations	16,544	(2,113)

DISCONTINUED OPERATIONS:
Loss from discontinued operations, net of related income tax provision of $139 and $17, respectively	(131)	(276)
NET INCOME (LOSS)	$16,413	$(2,389)

BASIC AND DILUTED EARNINGS PER COMMON SHARE:
Earnings (loss) per share from continuing operations	$0.19	$(0.03)
Earnings per share from discontinued operations	$—	$—
Earnings (loss) per share	$0.19	$(0.03)
Weighted average common shares outstanding	87,246	86,140
Weighted average common and common equivalent shares outstanding	93,958	86,140
Dividends declared per share	$0.20	$0.15

Unaudited Consolidated Historical Selected Balance Sheet Data:

(In thousands)

	March 31, 2008	December 31, 2007
Cash & cash equivalents	$12,594	$20,980
Total current assets	207,585	238,616
Total long term assets	2,051,377	1,986,039
Total assets	2,258,962	2,224,655

Current portion of debt	47,851	46,789
Total current liabilities	210,181	225,246
Long term portion of debt	1,322,272	1,297,560
Total long term liabilities	1,776,924	1,743,568
Total liabilities	1,987,105	1,968,814

Minority interest in consolidated subsidiaries	17,721	3,067

Total stockholders’ equity	254,136	252,774
Total liabilities & stockholders’ equity	$2,258,962	$2,224,655

Unaudited Consolidated Historical Selected Statement of Cash Flows Data:

(In thousands)

Three Months Ended March 31,
2008
Net cash flow from operating activities	$48,040
Net cash flow used in investing activities	(63,381)
Net cash flow from financing activities	6,955

Net decrease in cash & cash equivalents	(8,386)
Cash & cash equivalents, beginning of period	20,980
Cash & cash equivalents, end of period	$12,594